Exhibit 99.5

Joint Filing Agreement

The undersigned hereby agree that they are filing this statement jointly pursuant to Rule 13d-1(k)(1). Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In accordance with Rule 13d-1(k)(1) promulgated under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13D (and any amendments thereto) with respect to the ordinary shares beneficially owned by each of them, of Zhaopin Limited, a corporation organized and existing under the laws of the Cayman Islands. This Joint Filing Agreement shall be included as an exhibit to such Schedule 13D.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 22nd day of August, 2017.

CONSOLIDATED PRESS INTERNATIONAL HOLDINGS LIMITED

By:	/s/ Michael R. Johnston
Name: Michael R. Johnston
Title: Director

CPH ZHAOPIN HOLDINGS UNIT TRUST

By: Ridgegate Proprietary Limited, as Trustee

By:	/s/ Michael R. Johnston
Name: Michael R. Johnston
Title: Director

RIDGEGATE PROPRIETARY LIMITED

By:	/s/ Michael R. Johnston
Name: Michael R. Johnston
Title: Director

JAMES D. PACKER

*

*	The undersigned, by signing his name hereto, executes this joint filing agreement pursuant to the Power of Attorney executed on behalf of Mr. Packer and filed with the original Schedule 13D.

By:	/s/ Michael R. Johnston
Name: Michael R. Johnston
Attorney-in-Fact